Exhibit 10.33

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated this 1st day of February, 2015.

BETWEEN

Pershing Gold Corporation of 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, Colorado
(the "Customer")

- AND -

Alex Morrison of [                                                            ]
(the "Consultant").

BACKGROUND:

A.	The Consultant, who also serves as a Director on the Board of Directors of the Customer, has performed certain consulting services for the Customer since January 1, 2014 under an agreed arrangement.

B.	The Consultant and the Customer have not previously been parties to a written agreement regarding the consulting services but now wish to enter into this Agreement regarding the Services (defined below), on the same terms as the previous arrangement.

C.	The Customer is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide services to the Customer.

D.	The Consultant is agreeable to providing such services to the Customer on the terms and conditions set out in this Agreement.

E.	The Board of Directors of the Company has had knowledge of the consulting arrangement since its inception and has knowledge of this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Customer and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

1.	The Customer hereby agrees to engage the Consultant to provide the Customer with services (the "Services") consisting of:

o	Strategic and/or corporate development consulting services that are in addition to and outside the typical scope of responsibilities of an independent corporate director.

2.	The Services will also include any other tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Customer.

Term of Agreement

3.	The term of this Agreement (the "Term") will begin on February 1, 2015, the date of this Agreement, and will terminate on December 31, 2015 unless extended for an additional period as agreed by the Parties.

4.	In the event that either Party wishes to terminate this Agreement prior to its expiration, that Party will be required to provide 30 days notice to the other Party.

5.	Except as otherwise provided in this Agreement, the obligations of the Company (other than to pay amounts remaining due under this Agreement for Services that have been performed) and of Consultant (except as otherwise expressly set forth herein) will end upon the termination of this Agreement.

Compliance with Law

6.	Consultant agrees that it will comply with applicable securities and other laws in performing the Services.

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Currency

7.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

Compensation

8.	For the Services rendered by the Consultant as required by this Agreement, the Customer will provide compensation (the "Compensation") to the Consultant of $250.00 per hour, provided that Consultant shall not accept any Compensation from the Customer in excess of $120,000 during any period of twelve consecutive months (such period, for the avoidance of doubt, to include the months from January 1, 2014 to the date of this Agreement).

9.	The Compensation will be payable, while this Agreement is in force, according to the following payment terms:

o	Payments are due promptly following presentation of monthly invoices by the Consultant, which shall include a statement of the hours worked and a description of the Services provided.

Reimbursement of Expenses

10.	The Consultant will be reimbursed from time to time for all reasonable and necessary expenses incurred by the Consultant in connection with providing the Services hereunder.

11.	The Consultant will furnish statements and vouchers to the Customer for all such expenses.

Confidentiality

12.	Confidential information (the "Confidential Information") refers to any data or information relating to the business of the Customer referenced in Section 14 or which would reasonably be considered to be proprietary to the Customer including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Customer and where the release of that Confidential Information could reasonably be expected to cause harm to the Customer.

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13.	The Consultant agrees that he will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Customer. This obligation will survive for a period of one (1) year from the termination of this Agreement.

14.	All written and oral information and material disclosed or provided by the Customer to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

Ownership of Materials and Intellectual Property

15.	All intellectual property and related material (the "Intellectual Property") including any related work in progress that is developed or produced by the Consultant under this Agreement, will be the sole property of the Customer. The use of the Intellectual Property by the Customer will not be restricted in any manner.

16.	The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Customer. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Return of Property

17.	Upon the expiry or termination of this Agreement, the Consultant will return to the Customer any property, documentation, records, or Confidential Information which is the property of the Customer.

Capacity/Independent Contractor

18.	In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

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Notice

19.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

a.	Pershing Gold Corporation 1658 Cole Boulevard, Building 6, Suite 210 Lakewood, Colorado, 80401 Fax: (720) 974-7249 Email: salfers@pershinggold.com

b.	Alex Morrison [ ] [ ] Fax: (_____) _______-_____________ Email: [ ]

or to such other address as any Party may from time to time notify the other.

Indemnification

20.	Each Party to this Agreement will indemnify and hold harmless the other Party, as permitted by law, from and against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever to the extent that any of the foregoing is directly or proximately caused by the negligent or wilful acts or omissions of the indemnifying Party or its agents or representatives and which result from or arise out of the indemnifying Party's participation in this Agreement. This indemnification will survive the termination of this Agreement.

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Limitation of Liability

21.	It is understood and agreed that the Consultant will not be liable to the Customer, or any agent or associate of the Customer, for any mistake or error in judgment or for any act or omission done in good faith and believed to be within the scope of authority conferred or implied by this Agreement.

22.	Deleted.

23.	Deleted.

Modification of Agreement

24.	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

25.	Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

26.	The Consultant will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Customer.

Entire Agreement

27.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

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Enurement

28.	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

Titles/Headings

29.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

30.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

31.	It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Colorado, without regard to the conflicts of laws provisions of that State or the jurisdiction in which any action or special proceeding may be instituted.

Severability

32.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

33.	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

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IN WITNESS WHEREOF the Parties have duly affixed their signatures.

PERSHING GOLD CORPORATION
/s/ Stephen Alfers
By:Stephen Alfers
Title: CEO

ALEXANDER MORRISON
/s/ Alexander Morrison
Consultant

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